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                        Strong Opportunity Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS

I.      AVERAGE ANNUAL TOTAL RETURN

        A.      Formula
                                                       _____
                        n                            n
                P(1 + T)  = ERV         or      T = \ /ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

                T =     average annual total return

                n =     number of years

              ERV = ending redeemable value of hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

        B.      Calculation
                       _____
                     n
                T = \ /ERV/P - 1

                1.      One-year period 12-31-95 through 12-31-96
                                     ____________
                                  1
                        18.14% = \ /11,814/10,000 - 1

                2.      Five-year period 12-31-91 through 12-31-96
                                    _____________
                                  5
                        17.15% = \ /22,062/10,000 - 1

                3.      Ten-Year period 12-31-86 through 12-31-96
                                     _____________
                                  10
                        14.81% = \  /39,798/10,000 - 1

                4.      Since inception 12-31-85 through 12-31-96
                                     _____________
                                  11
                        18.32% = \  /63,637/10,000 - 1


III.    TOTAL RETURN

        A.      Formula

                EV-IV
                -----
                 IV     =       TR

Where:          EV =    Value at the end of the period, including reinvestment
                        of all dividends and capital gains distributions

                IV = Initial value of a hypothetical investment at the net asset value

                TR =    Total Return

        B.      Calculation

                EV-IV
                -----
                 IV     =       TR

                One-year period ended December 31, 1996

                        11,814 - 10,000
                        ---------------
                             10,000             =       18.14%